EXHIBIT 99.1

Salt Lake City, Utah - Utah Medical Products, Inc. (Nasdaq: UTMD) announces that its Board of Directors approved a quarterly cash dividend of eighteen cents ($.18) per share of common stock payable on April 5, 2006 to shareholders of record at the close of business on March 16, 2006. This is a six percent (6%) increase over the prior quarter’s dividend.

Utah Medical Products, Inc., with particular interest in health care for women and their babies, develops, manufactures, assembles and markets a broad range of disposable and reusable specialty medical devices.